UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report March 3, 2014

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On February 26, 2014, the Board of Directors of iMedicor, Inc. (the “Company”) elected Jeff Stellinga as a director of the Company.  Mr. Stellinga is expected to be named as a member of the Nominating and Governance, Audit and Compensation Committees of the Board of Directors.  Mr. Stellinga has over 20 years of business development experience in the specialty finance space and is currently employed as Eastern Sales Manager by Everbank Commercial Finance, Inc. of Parsippany, NJ, in the company’s lease finance division.  Prior to that he was employed as Regional Sales Manager – Southeast Territory for CoActiv Capital Partners, Inc. of Horsham, PA from April 2011 to January 2013.  From May 2010 through April 2011 Mr. Stellinga was employed by Saxon Business Systems, Inc., a Xerox subsidiary, and prior to that from 1991 to 2009 he was employed by US Bank in Marshall, MN as Senior Regional Sales Manager.

Item 9.01, Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Election of Jeff Stellinga as a Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMedicor, Inc.
(Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

Dated: March 3, 2014